Exhibit 99.1

CONSENT OF PROBANK AUSTIN

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Monitor Bancorp, Inc., dated March 13, 2017, as Annex C to the proxy statement and prospectus relating to the proposed merger of Monitor Bancorp, Inc. with and into Farmers National Banc Corp., which is contained in the Registration Statement on Form S-4 of Farmers National Banc Corp., as filed with the Securities and Exchange Commission on the date hereof, and to the references to our firm and such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ ProBank Austin
ProBank Austin
Dated: May 12, 2017